CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Annual Report on Form 11-K of our report dated June 27, 2000, on our audit of the financial statements and financial statement schedules of the Fahnestock & Co., Inc. 401(k) Plan for the Plan year ended December 31, 1999.

PRICEWATERHOUSECOOPERS LLP

New York, New York
June 28, 2000